Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 2, 2021, relating to the consolidated financial statements of Belpointe REIT, Inc. as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, in Amendment No. 1 of this Registration Statement on Form S-11 (File No. 333-255424). We also consent to the use of our name as it appears under the caption “Experts”.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

July 16, 2021